Exhibit 10.47

This is an English Translation

Loan Contract

Borrower:	China Auto Rental Inc. (hereinafter referred to as “Borrower” or “China Auto Rental”)
Address:	Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands
Authorized Representative:	Charles Zhengyao Lu

Lender:	Right Lane Limited
Address:	Suites 2701-03, 27th Floor, One Exchange Square, Central, Hong Kong
Authorized Representative:	Zhu Linan

Whereas the Borrower intends to borrow from the Lender for the purpose of capital injection in Lianhui Auto (Langfang) Co., Ltd. and partial payment of the Borrower’s IPO preparation fee, the Borrower and the Lender hereby enter into this Contract through consultation:

ARTICLE ONE          BORROWING

I.                                         Loan currency: US Dollar

II.                                     Loan amount: US$ six million (US$6,000,000)

III.                                 Term of loans: From the actual drawdown date of the loans under this Contract until completion of the Borrower’s IPO, during which the Borrower shall deliver a repayment notice to the Lender three days in advance of repayment. If the Borrower is unable to complete it’s IPO after two years from the drawdown date, the term of loans under this Contract shall be two years.

IV.                                 The loans under this Contract shall only be used for the purpose of capital injection in Lianhui Auto (Langfang) Co., Ltd. and partial payment of the Borrower’s IPO preparation fee. The Borrower shall not use the loans for any other purposes without the Lender’s prior written consent.

ARTICLE TWO          INTEREST RATE AND CALCULATION METHOD

V.                                     Interest Rate

The interest shall be calculated based on the actual number of days for which the loans are used and on a 360 days a year basis. The Lender may make monthly adjustment to the interest rate within the term of this Contract in accordance with the fluctuation of its own financing costs. Such adjustment shall be confirmed by both parties in writing. Both parties shall confirm the annual interest rate on the agreed repayment date and execute supplemental agreement.

VI.                                 The formula for calculating the interest under this Contract is set out as follows:

Interest rate = (interest rate as determined in Section V of this Contract) X (loan amount, i.e. US$6 million) X (actual days of use/360 days)

The number of actual days of use is calculated as from the date on which the Lender makes actual payment of loans under this Contract (inclusive) to the date on which the Lender receives the repayment of loans under this Contract from the Borrower in full amount (exclusive).

ARTICLE THREE          REPAYMENT OF PRINCIPAL AND INTEREST

VII.                             The Borrower shall repay the principal together with the accrued interest under this Contract to the bank account designated by the Lender in full when due in accordance with this Contract.

VIII.                         The Borrower and the Lender acknowledge that the interest of loans calculated in accordance with Section VI of this Contract shall be paid by the Borrower to the Lender on the last day of each quarter on a quarterly basis within the term of loans (if the last day is a PRC non-working day, the payment can be postponed to the first working day in the following month) , while the last installment of interest may be paid together with the principal on the same day when the principal is repaid.

IX.                                The Borrower and the Lender agree that in case of significant change in the Borrower’s shareholding structure, the Lender shall have the right to ask the Borrower to repay the loans in advance. The Borrower must repay the principal of loans which are actually used and the accrued interest in full within the time limit required by the Lender.

ARTICLE FOUR          BORROWER’S REPRESENTATIONS AND WARRANTIES

X.                                    The Borrower warrants that within the term of loans under this Contract, it will give a written notice to the Lender within seven days prior to the occurrence or potential occurrence of any following incidents:

(1)                                        There are material changes in the Borrower’s operational system or shareholding structure, including but not limited to contract operation, lease operation, joint operation, joint-stock reform, merger (consolidation),  equity (cooperative) joint venture, division, establishment of subsidiary, equity transfer, capital increase/decrease, winding-up, dissolution, filing for bankruptcy, etc. (other than the alterations, restructurings or adjustments made by the Borrower for the IPO project);

(2)                                        Changes of major issues, such as amendment of articles of association, have occurred to the Borrower (other than the alterations made by the Borrower for the IPO project), and major decisions are made to adjust its administrative, business and financial staff;

(3)                                        The Borrower sells, transfers or otherwise disposes of all or part of its assets;

(4)                                        The Borrower provides security for any third party, which will or may have material adverse impact on its financial position and its ability to perform its obligations under this Contract;

(5)                                        The Borrower is faced with administrative penalties, or involved in a material law suit or dispute, or its major assets have been imposed with enforcement measures, such as sealing up and freezing;

(6)                                        Other incidents that have material adverse impact on its financial position or/and the ability to perform its obligations under this Contract have occurred to the Borrower.

Within five days upon the receipt of such written notice of aforesaid incident from the Borrower, the Lender shall have the right to declare early repayment of loans under this Contract at its own discretion and require the Borrower to repay the principal of loans under this Contract together with the accrued interest in full within a certain time limit.

ARTICLE FIVE          DEFAULT EVENT

XI.                                Within the term of this Contract, the occurrence of any following event to the Borrower shall constitute a breach of this Contract:

(1)                                        Without the prior written consent of the Lender, the Borrower misappropriates the loans under this Contract for purposes other than those provided by Section IV of this Contract;

(2)                                        The Borrower fails to repay the principal of loans or the accrued interest in full when due in accordance with this Contract;

(3)                                        The Borrower refuses to accept normal financial or operational supervision from the Lender, or the Borrower or its guarantor provides false financial statements or capital verification report;

(4)                                        The Borrower breaches the relevant laws and regulations;

(5)                                        The legal representative or key management personnel of the Borrower breaches the relevant laws and regulations, which may incur criminal liability or cause material adverse effect on the daily operations of the Borrower;

(6)                                        Any incident set out in Section X of this Contract has occurred to the Borrower, which fails to be eliminated within the time limit required by the Lender.

XII.                            Upon the occurrence of any default event set out in the above Section XI, the Lender shall have the right to take the following measures:

(1)                                        To declare early repayment of all advanced principal of loans under this Contract and require the Borrower to promptly repay loan principal together with accrued interest in full;

(2)                                        To seek for other remedies as prescribed by laws and regulations.

ARTICLE SIX          DEFAULT LIABILITY

XIII.                        If the Borrower fails to fully and timely repay the principal of loans and accrued interest under this Contract on the expiration of term of loans provided by this Contract, starting from such expiration date, the Borrower shall be surcharged with a penalty interest in connection with the Borrower’s total overdue payables on a daily basis and based on an interest rate 30% upward the annual interest rate under this Contract.

ARTICLE SEVEN          MISCELLANEOUS

XIV.                        This Contract shall be governed by the Hong Kong laws. Any disputes in connection with this Contract shall be referred to Hong Kong International Arbitration Centre for arbitration.

XV.                            This Contract shall take effect after being signed and sealed by the legal representatives or authorized representatives of the Borrower and the Lender.

XVI.                        This Contract shall have two original copies, among which, the Lender and the Borrower shall each hold one copy. Each copy shall have the same legal effect.

(No Text Below)

(Signature Page to Loan Contract, No Text Below)

Borrower (Company Seal)	Lender (Company Seal)

[Company’s seal affixed]	[Company’s seal affixed]

Legal Representative or Authorized	Legal Representative or Authorized
Representative	Representative

(Signature or Seal)	(Signature or Seal)

/s/ Charles Zhengyao Lu	/s/ Zhu Linan

Signing Date: January 20, 2012	Signing Date: January 20, 2012